Exhibit 99.1

John S. Edmunds Joins Odyssey Semiconductor Technologies, Inc.’s (OTCQB: ODII) Board of Directors

ITHACA, N.Y., June 22, 2021 /PRNewswire/ -- Odyssey Semiconductor Technologies, Inc. (“Odyssey”, “Odyssey Semiconductor”, or “the Company”), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today announced the appointment of John S. Edmunds to its Board of Directors. Mr. Edmunds will also serve as Chairman of the Audit Committee.

Mr. Edmunds brings over 40 years of financial experience, including 20 years as a public company Chief Financial Officer (“CFO”) with small cap semiconductor companies. Most recently, he spent 13 years as the CFO of Inphi Corporation (“Inphi”) and led that company through its IPO in 2010. Inphi was recently acquired by Marvell Technology, Inc. for $10 billion.

Prior to that, Mr. Edmunds was the CFO of Trident Microsystems and CFO of Oak Technology. He was previously a Certified Public Accountant with Coopers and Lybrand after which he held various executive positions with Tandem computers for 11 years through 1997. He is a graduate of the Hass School of Business at the University of California, Berkeley.

“John is an incredible addition to the Odyssey team, and in particular the Audit Committee” said Alex Behfar, Chairman and CEO of Odyssey Semiconductor. ”His depth and breadth of experience will be a great asset to our company as we continue to innovate and lead this industry into the future.”

In addition to Mr. Edmunds, Odyssey recently added Cornell University Professor Khurram Afridi to its Board of Advisors. The Company announced in April that it had raised $5 million (1.25 million shares at $4.00 per share) in a common stock private placement to further fund the development and production of high-voltage vertically conducting GaN power-switching devices. Odyssey has developed new GaN processing technology to produce high-voltage power switching devices that will break down long-standing performance barriers for high-power and high-voltage applications such as EVs, solar energy, power grids, and industrial motors.

In 2020, Odyssey began trading on the OTCQB Venture Market (the “OTCQB”) under ticker ODII and is focused on the premium power switching device market. The premium power switching device market, which is described as applications where silicon-based systems perform inadequately, is projected to reach over $3.5 billion by 2025.

About Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII)

Odyssey Semiconductor Technologies, Inc. (www.odysseysemi.com), has developed a proprietary technology that will allow for gallium nitride (“GaN”) to replace silicon carbide (“SiC”) as the leading high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq.ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Company Contact:

Tel: +1-607-882-2754

info@odysseysemi.com

Media Contact:
Brad Hem
Brad@thedialoglab.com

SOURCE Odyssey Semiconductor Technologies, Inc.